UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2010

MENTOR GRAPHICS CORPORATION

(Exact name of registrant as specified in its charter)

OREGON	0-13442	93-0786033
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

8005 S.W. BOECKMAN ROAD WILSONVILLE, OR	97070-7777
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (503) 685-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03.	MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.

On June 24, 2010, the Board of Directors of Mentor Graphics Corporation (the “Company”) adopted an Incentive Stock Purchase Rights Plan (the “Rights Plan”).

In connection with the Rights Plan, the Board of Directors of the Company declared a dividend of one incentive stock purchase right (individually, a “Right” and collectively, the “Rights”) for each share of common stock, no par value (the “Common Stock”), of the Company outstanding at the close of business on July 6, 2010 (the “Record Date”). Each Right will entitle the registered holder thereof, after the Rights become exercisable and until December 31, 2011 (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company one ten-thousandth (1/10,000th) of a share of Series B Junior Participating Incentive Stock, no par value (the “Incentive Stock”), of the Company, at a price of $50 per one ten-thousandth (1/10,000th) of a share of Incentive Stock, subject to certain anti-dilution adjustments (the “Purchase Price”). Until the earlier to occur of (i) the tenth business day following a public announcement that a person or group of affiliated or associated persons, or any person acting in concert therewith, has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Stock (including, without duplication, the number of shares that are synthetically owned pursuant to derivative transactions or ownership of derivative securities, if such person or group owns 5% or more of the Common Stock) (an “Acquiring Person”) or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated or associated persons or any person acting in concert therewith becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 15% or more of the Common Stock (the earlier of (i) and (ii) being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates (or, with respect to any shares of Common Stock held in book entry form, by the notation in book entry). The Rights Agreement (as defined below) provides that any person who, immediately prior to the first public announcement of the adoption of the Rights Agreement, beneficially owned 15% or more of the Common Stock then outstanding, together with any affiliates and associates of that person (each an “Existing Holder”), shall not be deemed to be an “Acquiring Person” for purposes of the Rights Agreement unless the Existing Holder becomes the beneficial owner of one or more additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock in Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), unless upon acquiring such beneficial ownership, such Existing Holder does not beneficially own 15% of the Common Stock of the Company then outstanding (after which, if the Existing Holder becomes the beneficial owner of 15% or more of the Common Stock of the Company then outstanding, the Existing Holder shall be deemed to be an “Acquiring Person”) or, as a result of the settlement of a synthetic equity position for Common Stock, beneficially owns an aggregate of 15% or more of the Common Stock then outstanding, without regard to synthetic ownership.

The Rights will be transferred only with the Common Stock until the Distribution Date or earlier redemption, exchange, termination or expiration of the Rights. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. The Rights will at no time have any voting rights.

Each share of Incentive Stock purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment equal to the greater of (a) $100.00 per share or (b) 10,000 times the dividend, if any, declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Incentive Stock will be entitled to a preferential liquidation payment equal to $10,000 per share plus any accrued but unpaid dividends, provided that the holders of the Incentive Stock shall be entitled to 10,000 times the payment made per share of Common Stock. Except as otherwise provided by law, the holders of the Incentive Stock are not entitled to vote on matters submitted to the shareholders. Finally, in the event of any merger, consolidation or other transaction in which the Common Stock is exchanged, each share of Incentive Stock will be entitled to receive 10,000 times the amount received per share of Common Stock. The Incentive Stock will not be redeemable. The Rights are protected by customary anti-dilution provisions. Because of the nature of the Incentive Stock’s dividend and liquidation rights, the value of one ten-thousandth of a share of Incentive Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

In the event that a person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of, or any person acting in concert with, an Acquiring Person and the shares of Common Stock were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the then current Purchase Price of one Right. In the event that, after a person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of one Right.

At any time after a person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the then outstanding Common Stock, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, for shares of Common Stock on a 1:1 basis.

The Rights may be redeemed in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”) by the Board of Directors at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The Rights will expire on December 31, 2011 (unless earlier redeemed, exchanged or terminated). American Stock Transfer & Trust Company, LLC is the Rights Agent.

The Purchase Price payable, and the number of one ten-thousandths of a share of Incentive Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Incentive Stock, (ii) upon the grant to holders of the Incentive Stock of certain rights or warrants to subscribe for or purchase Incentive Stock or convertible securities at less than the current market price of the Incentive Stock or (iii) upon the distribution to holders of the Incentive Stock of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in shares of Incentive Stock (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company beyond those as an existing shareholder, including, without limitation, the right to vote or to receive dividends.

Any of the provisions of the Rights Agreement, dated as of June 24, 2010, between the Company and the Rights Agent (the “Rights Agreement”), may be amended by the Board of Directors of the Company for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Rights Agreement in any manner that does not adversely affect the interests of the holders of the Rights.

One Right will be distributed to shareholders of the Company for each share of Common Stock owned of record by them on July 6, 2010. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have attached Rights. The Company has agreed that, from and after the Distribution Date, the Company will reserve 20,000 shares of Incentive Stock initially for issuance upon exercise of the Rights.

The Rights are designed to assure that all of the Company’s shareholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other abusive or coercive tactics to gain control of the Company without paying all shareholders a control premium. The Rights will cause substantial dilution to a person or group that acquires 15% or more of the Company’s stock on terms not approved by the Company’s Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors at any time prior to the first date that a person or group has become an Acquiring Person.

The Rights Agreement specifying the terms of the Rights and the press release announcing the declaration of the Rights are incorporated herein by reference as exhibits to this current report. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On June 24, 2010, the Board of Directors of the Company adopted and approved the Amendment to the 1987 Restated Articles of Incorporation of the Company (the “Amendment”). The Amendment was approved in connection with the approval of the Rights Agreement and the Rights and designates the shares of Incentive Stock as a series of Incentive Stock of the Company. See Item 3.03 above for a description of the Incentive Stock, the Rights Agreement and the Rights. The Amendment is incorporated herein by reference as an exhibit to this Current Report. The description of the Amendment and the Incentive Stock is qualified in its entirety by reference to such exhibit.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

3.1	Amendment to the 1987 Restated Articles of Incorporation of Mentor Graphics Corporation.

4.1	Rights Agreement, dated as of June 24, 2010, between Mentor Graphics Corporation and American Stock Transfer & Trust Company, LLC, which includes the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Incentive Stock as Exhibit C.

99.1	Press Release, dated June 24, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR GRAPHICS CORPORATION

Date: June 24, 2010	/s/ Dean Freed
Dean Freed
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

3.1	Amendment to the 1987 Restated Articles of Incorporation of Mentor Graphics Corporation.

4.1	Rights Agreement, dated as of June 24, 2010, between Mentor Graphics Corporation and American Stock Transfer & Trust Company, LLC, which includes the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Incentive Stock as Exhibit C.

99.1	Press Release, dated June 24, 2010.